UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 30, 2025
Vail Resorts, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware		001-09614	51-0291762
(State or Other Jurisdiction of Incorporation or Organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

390 Interlocken Crescent
Broomfield,	Colorado		80021
(Address of Principal Executive Offices)			(Zip Code)

(303)	404-1800
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	MTN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On June 30, 2025, Vail Resorts, Inc. (the “Company”) announced the pricing of its previously announced senior notes offering. The Company priced $500 million aggregate principal amount of 5.625% senior notes due 2030 at par (the “Notes”). The aggregate principal amount of Notes to be issued in the offering was increased to $500 million from the previously announced $400 million. The Notes offering is expected to close on July 2, 2025, subject to customary closing conditions.

The Notes will be unsecured senior obligations of the Company and will be guaranteed by certain of the Company’s domestic subsidiaries (other than certain excluded subsidiaries). The Company intends to use the net proceeds from the proposed Notes offering to repay borrowings under its revolving credit facility incurred to fund the repurchase of $200 million of its outstanding shares of common stock completed in June 2025 and the repurchase or repayment of a portion of its outstanding 0.00% Convertible Senior Notes due 2026 at or prior to their maturity on January 1, 2026, and, in each case, to pay related fees and expenses. This Current Report on Form 8-K does not constitute an offer to repurchase the Company's outstanding 0.00% Convertible Senior Notes due 2026.

A copy of the press release issued in connection therewith is attached hereto as Exhibit 99.1. The Notes and the related subsidiary guarantees were offered in the United States to persons reasonably believed to be qualified institutional buyers in an offering exempt from registration pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside of the United States in compliance with Regulation S under the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated June 30, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vail Resorts, Inc.
Date: June 30, 2025	By:	/s/ Angela A. Korch
Angela A. Korch
Executive Vice President and Chief Financial Officer